Exhibit 3.1

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretory of State		KIMBERLEY PERONDI Deputy Secretory for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

February 22, 2018

Job Number:              C20180222-0669

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180081323-98	Amendment	1 Pages/1 Copies

Respectfully,

/s/ Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State

Certified By: Denise Repp

Certificate Number: C20180222-0669

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708 Website: www.nvsos.gov	/s/ Barbara K. Cegavske	20180081323-98
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	02/22/2018 8:00 AM
	State of Nevada	Entity Number
Certificate of Amendment		E0741082007-5
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Eternity Healthcare Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety to read as follows:

3. Authorized Stock:

The Corporation shall be authorized to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value (“Preferred Stock”). See Attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority of voting power

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Weitao Wang
Signature of Officer President Weitao Wang

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised: 1-5-15